UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The board of directors of Exela Technologies, Inc. (the “Company”) appointed Par Chadha as Executive Chairman of the Company, effective September 14, 2021.

Par Chadha, age 66, is the founder, Chief Executive Officer and Chief Investment Officer of HGM, a family office, formed in 2001. Mr. Chadha brings over 40 years of experience in building businesses in the Americas, Europe and Asia, including execution of mergers and acquisitions, integration of businesses and public offerings. Mr. Chadha as Chairman of Exela Technologies, Inc. from July 2017 until March 27, 2020 when he became the Company’s Executive Chairman. On March 17, 2021, Mr. Chadha stepped down as Executive Chairman and returned to being Chairman. He also served as Chairman of SourceHOV Holdings, Inc. from 2011 to July 2017 when it was acquired by Exela, and was Chairman of Lason Inc. from 2007 to 2011 until its merger with SourceCorp, a predecessor company of SourceHOV.

Mr. Chadha as a Director of HOV Services Limited (NSE:HOVS) , a company listed on the National Stock exchange of India, since 2005, and as its Chairman from 2009 to 2011. Mr. Chadha is co-founder of Rule 14, LLC, an artificial intelligence led automation company formed in 2011. During his career, Mr. Chadha has been a cofounder of technology companies in the fields of metro optical networks, systems-on-silicon, and communications. Mr. Chadha previously participated in director and executive roles in portfolio companies of HGM, and currently holds and manages investments in evolving financial technology, health technology and AI industries. Mr. Chadha holds a B.S. degree in Electrical Engineering from the Punjab Engineering College, India.

In connection with Mr. Chadha’s appointment, the Company entered into a letter agreement with Mr. Chadha, which provides for a term expiring on December 31, 2023. While employed, Mr. Chadha will be paid a base salary at an annual rate of $1 million. During the term, Mr. Chadha is also eligible to earn an annual bonus equal to up to 200% of his base salary (pro-rated for 2021), subject to the achievement of applicable performance objectives, payable no later than March 15th of the year following the calendar year to which the bonus relates, and subject to his continued employment with the Company through the last day of the calendar year to which bonus relates. Mr. Chadha’s annual bonus may be payable in cash, common stock of the Company or a mix of cash and common stock. If Mr. Chadha’s employment is terminated at any time by the Company without “cause” (as defined in the agreement), he will remain eligible to receive an unprorated bonus for the year in which such qualifying termination occurs, determined based on actual performance. The agreement also subjects Mr. Chadha to an indefinite confidentiality provision and covenant not to solicit the Company’s employees or customers during the term of his employment. As Executive Chairman, Mr. Chadha will no longer be eligible to earn any cash fees under the Company’s non-employee director compensation policy, and will remain eligible to earn any equity award he would have received as non-employee director in respect of service during 2021 while engaged as the Executive Chairman.

Upon his appointment, Mr. Chadha also received 8,500,000 “performance units”, which are notional units representing the right to receive one share of common stock of the Company (or the cash value of one share of common stock) which may be earned upon the achievement of the performance metrics described below. The acquisition of the performance units was unanimously approved by the Board of Directors of the Company other than Mr. Chadha, who recused himself from the discussion, including each of the independent directors. Until such time that the Company obtains the approval of the stockholders of the Company regarding an increase to the number of shares authorized for issuance under its 2018 Stock Incentive Plan (the “Equity Plan”) in accordance with NASDAQ Listing Rule 5635(a), Mr. Chadha’s performance units will be settled in cash, and following such shareholder approval, at the election of the compensation committee of the Company, may be settled in cash or in shares of common stock of the Company. In addition, until such time that the increase to the share reserve is approved, the performance units will be subject to the terms and conditions of the Equity Plan as though granted thereunder, but will not be considered an award that is outstanding under the plan, and following such time that the plan amendment is approved, will constitute an award under the Equity Plan. Mr. Chadha is also entitled to dividend equivalents in respect of any dividends paid, which will be subject to the same vesting and settlement terms as the performance units to which they relate.

Mr. Chadha will vest in one-half of the performance units (the “Tranche 1 PSUs”) if at any time following the appointment date and prior to June 30, 2024, the volume weighted average of the reported closing prices of the Company’s common stock is $10 per share of common stock or greater on (x) sixty (60) consecutive trading days or (y) ninety (90) non-consecutive trading days in any period of one hundred and eighty (180) days. In addition, Mr. Chadha will vest in the remaining one-half of the performance units (the “Tranche 2 PSUs”) if at any time following the appointment date and prior to June 30, 2025, the volume weighted average of the reported closing prices of the Company’s common stock is $20 per share of common stock or greater on (x) sixty (60) consecutive trading days or (y) ninety (90) non-consecutive trading days in any period of one hundred and eighty (180) days. Mr. Chadha will remain eligible to earn his performance units so long as he remains employed with the Company as Executive Chairman through December 31, 2023 and following such date he remains engaged with the Company in any capacity, including as a non-employee director. Any Tranche 1 Performance Units and Tranche 2 Performance Units that are not earned by June 30, 2024 and June 30, 2025, respectively, will be forfeited for no consideration and will no longer be eligible to vest.

Mr. Chadha’s performance units will remain eligible to vest based on the stock price criteria above if his employment is terminated by the Company without “cause” prior to December 31, 2023, or his employment is terminated due to death or disability, in which case the requirement of continued service will be deemed met. In addition, if a “change in control” (as defined in the Equity Plan) occurs prior to the applicable expiration date, if the performance units are assumed by the acquiror, the units will remain outstanding and eligible to vest based solely on Mr. Chadha’s continued service to the Company. If in connection with such change in control the performance units are not assumed by an acquiror, a number of performance units will vest based on the per share price paid in the transaction, with 0% vesting if the per share price is equal to or less than $2.00 per share, and 100% of the Tranche 1 PSUs vesting if the per share price is equal to or greater than $10 and 100% of the Tranche 2 PSUs vesting if the per share price is equal to or greater than $20, and a number of Tranche 1 PSUs and Tranche 2 PSUs vesting determined based on a straight line interpolation if the share price is between $2.00 and $10.00 or $20.00, respectively. In addition, if there is a change in control that is principally negotiated and approved by, and recommended to the Company’s shareholders by, a special committee of independent directors which committee does not include Mr. Chadha, and neither Mr. Chadha or any of its affiliates is directly or indirectly an equity holder of the acquiring Company, and the Tranche 1 PSUs are not assumed by an acquiror in connection with such transaction, all of his then unvested Tranche 1 PSUs will vest, and the Tranche 2 PSUs would be eligible for the pro rata vesting described above.

The Company is party to certain transactions with Mr. Chadha and affiliates of Mr. Chadha that are described more fully in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021, under the heading “Related-Party Transactions” and the subheading “Relationship with HandsOn Global Management.”

The foregoing description of Mr. Chadha’s letter agreement is qualified in its entirety by reference to the full text of the letter agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement dated as of September 14, 2021 by and between Exela Technologies, Inc. and Par Chadha
104	Cover Page Interactive Data FIle (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:September 16, 2021

EXELA TECHNOLOGIES, INC.

By:	/s/ Erik Mengwall
Name: Erik Mengwall
Title: Secretary